SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM 8-K



               CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                                August 22, 2001
                -------------------------------------------------
                (Date of Report (Date of Earliest Event Reported)



                              SEALANT SOLUTIONS, INC.
             ------------------------------------------------------
             (Exact name of Registrant as specified in its charter)




                                    Delaware
                 ----------------------------------------------
                 (State or Other Jurisdiction of Incorporation)



       0-22954                                       65-0952186
------------------------                   ---------------------------------
(Commission File Number)                   (IRS Employer Identification No.)



                       P.O. Box 500, East Taunton, MA 02718
                     ----------------------------------------
                     (Address of Principal Executive Offices)


                                 (508) 880-6969
                        -------------------------------
                        (Registrant's Telephone Number)



                            The Winner's Edge.com, Inc.
          -------------------------------------------------------------
          (Former Name or Former Address, if changed since last report)


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Item 5.   Other Events.
          -------------

     On August 22, 2001, Sealant Solutions, Inc., (the "Company") acquired all of the issued and outstanding securities of International Transportation Corporation ("ITC"), a Florida corporation headquartered in Ft. Lauderdale, Florida, in exchange for the Company's issuance of 100,000 shares of common stock to ITC shareholders. The selling shareholders may receive up to an additional 3,900,000 shares of common stock if ITC reaches scheduled net profit goals. ITC will be operated as a wholly-owned subsidiary of the Company. The acquisition is subject to final due diligence by the Company which is expected to be completed on or before September 30, 2001.

     ITC is a start up entity that owns the exclusive rights to market, sell and distribute products manufactured by Cyclone Motorbike Company ("Cyclone") in the Caribbean basin countries with a first right of refusal to expand into Central America. Cyclone manufactures the following major products (with parts and accessories thereto): The Cyclone Cruiser II MotorBicycle , The Wizard E electric bicycle, The City Cruiser (two stroke engine), The Whirlwind Classic Motor Scooter, The Cyclone Storm ATV, Cyclone Agro Series (diesel engine), and Cyclone PowerStation generators. ITC plans to establish a distribution center in Belize.


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                            SIGNATURES
                            ----------

     Pursuant to the requirement of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              SEALANT SOLUTIONS, INC.



August 24, 2001               By:_____/s/Michael E. Fasci___________
                                 Michael E. Fasci
                                 Chief Financial Officer



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